Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 2021 (September 13, 2021, as to Note 19), relating to the financial statements of EngageSmart, LLC, appearing in the Registration Statement No. 333-259101 for the years ended December 31, 2019 and 2020.

/s/ Deloitte & Touche LLP

Boston, MA

September 27, 2021